Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 09, 2022, with respect to the consolidated financial statements of Karooooo Ltd. and its subsidiaries, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Singapore

July 11, 2024